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                                                                     Exhibit 5.1
                         [SQUADRON, ELLENOFF LETTERHEAD]

                                                              September 20, 1996

Holmes Protection Group, Inc.
440 Ninth Avenue
New York, New York 10001



     Re: Registration Statement of Form S-1 (Registration No. 333-9025)
         --------------------------------------------------------------

Ladies and Gentlemen:

       You have requested our opinion, as counsel for Holmes Protection Group, Inc., a Delaware corporation (the "Company"), in connection with the registration statement of the Company on Form S-1 (No. 333-9025), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

       The Registration Statement relates to the offering by the Company of 1,000,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and up to 150,000 shares of Common Stock to be issued solely to cover over-allotments (collectively, the "Shares").

       We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon such examinations, it is our opinion that, when there has been compliance with the Act and the applicable state securities laws, the Shares to be sold by the Company, when issued, delivered, and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, and the Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,


                                  /s/   Squadron, Ellenoff, Present &
                                         Sheinfeld, LLP